As filed with the Securities and Exchange Commission on August 11, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NEOMAGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0344424
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3250 Jay Street

Santa Clara, California 95054

(Address of principal executive offices)

1997 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Douglas R. Young

President and Chief Executive Officer

NEOMAGIC CORPORATION

3250 Jay Street

Santa Clara, California 95054

(Name and address of agent for service)

(408) 988-7020

(Telephone number, including area code, of agent for service)

Copies to:

Michael J. Danaher, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Additional Common Stock, par value $0.001 per share, reserved for 1997 Employee Stock Purchase Plan (1)	2,000,000 shares	$0.36	$720,000	$85

(1)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) and (c) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee. The computation is based upon 85% of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 4, 2005. Pursuant to the 1997 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

Statement Under General Instruction E

Registration of Additional Securities

This Registration Statement on Form S-8 is being filed by NeoMagic Corporation (the “Company” or the “Registrant”) to register an additional 2,000,000 shares of common stock of the Registrant, $0.001 par value (the “Common Stock”), which may be purchased by employees of the Company who participate in the Registrant’s 1997 Employee Stock Purchase Plan (the “1997 Plan”). Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-30843, 333-50406, 333-70222, 333-102231, 333-10923) filed with the Securities and Exchange Commission (the “Commission”), are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

NEOMAGIC CORPORATION

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

There are hereby incorporated by reference in this Registration Statement the following documents and information which have been filed with the Securities and Exchange Commission:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005.

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2005.

•	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed on June 10, 2005.

•	The Registrant’s Current Reports on Form 8-K filed on February 7, March 4, March 16, March 16, March 31, April 1, April 5, April 8, April 22, June 2, June 10, July 28, and August 3, 2005.

The description of the Registrant’s Common Stock to be offered hereby is contained in the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 17, 1997 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 8. EXHIBITS.

EXHIBIT INDEX

Exhibit Number	Description
4.1	1997 Employee Stock Purchase Plan (incorporated by reference to the Registrant’s annual report on Form 10-K for the fiscal year ended January 31, 1999)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 9, 2005.

NEOMAGIC CORPORATION

By:	/s/ SCOTT SULLINGER
Scott Sullinger, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas R. Young and Scott Sullinger, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Douglas R. Young	President, Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2005
Douglas R. Young

/s/ Scott Sullinger	Vice President Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2005
Scott Sullinger

/s/ Brian Dougherty	Director	August 9, 2005
Brian Dougherty

/s/ Dr. Anil K. Gupta	Director	August 9, 2005
Dr. Anil K. Gupta

/s/ Steve Valenzuela	Director	August 9, 2005
Steve Valenzuela

/s/ Carl Stork	Director	August 9, 2005
Carl Stork

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	1997 Employee Stock Purchase Plan (incorporated by reference to the Registrant’s annual report on Form 10-K for the fiscal year ended January 31, 1999)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)